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                                                                   EXHIBIT 10.18

                               FIRST AMENDMENT TO

                             EASTGATE POINTE LEASE

        This FIRST AMENDMENT TO EASTGATE POINTE LEASE ("AMENDMENT") is made and effective as of September 27, 2001 ("EFFECTIVE DATE"), by DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("LANDLORD"), and ILLUMINA, INC., a Delaware corporation ("TENANT"), with reference to the facts set forth below.

                                R E C I T A L S:

        A. Landlord and Tenant have entered into that certain Eastgate Pointe Lease dated July 6, 2000 ("LEASE") whereby Landlord leased to Tenant certain real property located in the County of San Diego, California, as more particularly described therein ("PROPERTY").

        B. Pursuant to that certain Option Agreement and Escrow Instructions dated July 6, 2000, as amended by that certain First Amendment to Option Agreement and Escrow Instructions dated May 25, 2001, that certain Second Amendment to Option Agreement and Escrow Instructions dated July 18, 2001 and that certain Third Amendment to Option Agreement and Escrow Instructions dated concurrently herewith ("THIRD AMENDMENT") (collectively, "OPTION AGREEMENT"), Landlord granted to Tenant an option ("OPTION") to purchase the Property. On or about November 30, 2000, Tenant exercised its Option to purchase the Property.

        C. The parties desire to enter into this Amendment to provide for the commencement of the Lease Term and certain modifications to the Lease, as set forth herein.

        NOW THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

        1. Section 4(g) -- Commencement Date. The parties acknowledge and agree that, notwithstanding anything to the contrary set forth in the Lease, the Commencement Date for the Lease Term shall be October 15, 2001. Any right to terminate the Lease held by Tenant prior to the date hereof is hereby terminated. As of the Commencement Date, Tenant shall be obligated to comply with all terms and conditions of the Lease, including, without limitation, the insurance requirements as modified herein.

        2. Section 6(f) -- Management Fee. From the Commencement Date through the Close of Escrow under the Option Agreement (or the termination of the Option Agreement if the Option Agreement fails to close), Landlord agrees that, notwithstanding Section 6(f)(viii) of the Lease, Tenant shall not be charged a management fee as part of the Operating Expenses defined in Section 6(f).

        3. Section 7 -- Insurance. From the Commencement Date through the Close of Escrow under the Option Agreement (or the termination of the Option Agreement if the Option Agreement fails to close), Tenant agrees that it shall be obligated to satisfy all of the insurance obligations of Landlord set forth in the Lease, at Tenant's sole cost and expense, including, without limitation, those set forth in Section 7(c). With regard to the policy(ies) obtained by
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Tenant to satisfy such obligations, Tenant shall (a) add Landlord to such policy(ies) as a named insured, (b) obtain such additional endorsements as Landlord or its lender may require, and (c) comply with the obligations set forth in Section 7(b) of the Lease. The insurance obligations of Tenant set forth in this Section shall be in addition to Tenant's other insurance obligations set forth in the Lease. During the time Tenant is obligated to satisfy Landlord's insurance obligations under the Lease, Landlord shall be released from such obligations.

        4. Section 14(c) -- Service Contracts. From the Commencement Date through the Close of Escrow under the Option Agreement (or the termination of the Option Agreement if the Option Agreement fails to close), Tenant shall have the right to enter into service contracts ("Service Contracts") directly with service providers with respect to the services which would otherwise be arranged or provided by Landlord under Section 14(c) of the Lease. Tenant and Landlord shall meet as necessary to determine in good faith which Service Contracts shall be obtained directly by Tenant. All Service Contracts obtained by Tenant shall be (a) paid in a timely manner by Tenant, (b) expressly subject to cancellation with a maximum of thirty (30) days advance notice, (c) appropriately monitored by Tenant so as to ensure full performance by the service provider(s), (d) otherwise maintained in the manner required under the Lease with regard to other Service Contracts obtained by Tenant, and (e) subject to Landlord's advance approval, in Landlord's reasonable discretion. Landlord shall be released from any obligation to arrange for or provide any of the services covered by the Service Contracts obtained by Tenant hereunder.

        5. Amendment. Except as expressly amended or modified by the provisions and conditions of this Amendment, the Lease shall remain in full force and effect.

        6. Defined Terms. Capitalized Terms which are not otherwise defined herein shall have the meanings attributed to them in the Lease.

        7. Counterparts. This Amendment may be executed in counterparts.


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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

        LANDLORD:                DIVERSIFIED EASTGATE VENTURE,
                                 an Illinois general partnership

                                 By:    Diversified Eastgate Pointe, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager

                                 By:    GFBP Partners, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager

        TENANT:                  ILLUMINA, INC.,
                                 a Delaware corporation

                                 By:    /s/ TIMOTHY M. KISH
                                        ---------------------------------------
                                 Name:  Timothy M. Kish
                                 Title: Vice President & Chief Financial Officer


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                                CONSENT OF LENDER

        The undersigned, as "Lender" under that certain Construction Loan Agreement dated September 26, 2000, hereby consents to the terms and conditions of the foregoing First Amendment to Eastgate Pointe Lease.

Date:  September 27, 2001           WASHINGTON CAPITAL JOINT MASTER
                                    TRUST MORTGAGE INCOME FUND

                                    By:    Washington Capital Management, Inc.,
                                           a Washington corporation,
                                           Its Investment Manager


                                           By:    /s/ DONALD R. MAESCHER
                                                  ------------------------------
                                           Name:  Donald R. Maescher
                                           Title: President, California Division





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